UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 1, 2026

Date of Report

(Date of Earliest Event Reported)

Fulton Financial Corporation

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	001-39680	23-2195389
(State or Other Jurisdiction of Incorporation)	(SEC Commission File Number)	(IRS Employer Identification Number)

One Penn Square, P.O. Box 4887 Lancaster, Pennsylvania	17604
(Address of Principal Executive Offices)	(Zip Code)

(717) 291-2411
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $2.50 per share	FULT	The Nasdaq Stock Market, LLC
Depositary Shares, Each Representing 1/40th Interest in a Share of Fixed Rate Non-Cumulative Perpetual Preferred Stock Series A	FULTP	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

5.950% Fixed-to-Floating Rate Subordinated Notes due 2036

On May 5, 2026, Fulton Financial Corporation, a Pennsylvania corporation (“we”, “us” or the “Company”), completed its previously announced underwritten public offering (the “Offering”) of $300,000,000 aggregate principal amount of its 5.950% Fixed-to-Floating Rate Subordinated Notes due 2036 (the “Notes”). The Notes were sold pursuant to the Company’s registration statement on Form S-3ASR (File No. 333-289488) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) on August 11, 2025, and were offered to the public pursuant to the prospectus supplement, dated May 1, 2026, supplementing the prospectus, dated August 11, 2025, which is contained in and forms a part of the Registration Statement.

The Company intends to use the net proceeds from the Offering to repay $195,000,000 aggregate principal amount of its outstanding 3.250% Fixed-to-Floating Rate Subordinated Notes due 2030 and for general corporate purposes.

In connection with the Offering, the Company entered into an underwriting agreement, dated May 1, 2026 (the “Underwriting Agreement”) with Piper Sandler & Co. and J.P. Morgan Securities LLC. The Underwriting Agreement contains customary representations, warranties and agreements of the Company, and customary conditions to closing, obligations of the parties and termination provisions. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Indenture

The Notes were issued pursuant to an Indenture, dated as of November 17, 2014 (the “Base Indenture”), by and between the Company and Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”), as supplemented by a Fourth Supplemental Indenture thereto, dated as of May 5, 2026 (the “Fourth Supplemental Indenture”), between the Company and the Trustee. The Notes are subordinated, unsecured obligations of the Company and: (i) rank junior to all of the Company’s existing and future senior indebtedness; (ii) rank equal in right of payment with any of the Company’s existing and future subordinated indebtedness; (iii) are effectively subordinate to the Company’s secured indebtedness to the extent of the value of the collateral securing such indebtedness; and (iv) are structurally subordinated to any existing and future obligations of the Company’s subsidiaries, including deposit liabilities and claims of other creditors of our bank subsidiaries.

The Notes will bear interest from and including May 5, 2026 to, but excluding, May 15, 2031 at a fixed rate of 5.950% per annum, payable semi-annually in arrears on May 15 and November 15 of each year, commencing on November 15, 2026. From and including May 15, 2031 to, but excluding, May 15, 2036 (unless redeemed prior to such date), the Notes will bear interest at a floating rate per annum equal to a benchmark rate (reset quarterly) (which is expected to be Three-Month Term SOFR) plus 217 basis points, payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, commencing on August 15, 2031. Notwithstanding the foregoing, if the benchmark is less than zero, the benchmark will be deemed to be zero. The Notes will mature on May 15, 2036, unless earlier redeemed.

The Notes may be redeemed at our option, beginning on May 15, 2031, and on any day thereafter, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption. Any partial redemption will be made in accordance with the applicable procedures of The Depository Trust Company.

The foregoing summaries of the Underwriting Agreement, the Base Indenture, the Fourth Supplemental Indenture and the Notes, respectively, are not complete and are each qualified in their entirety by reference to the complete text of the respective documents (or, in the case of the Notes, the form thereof), each of which is attached hereto as Exhibits 1.1, 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference in their entirety.

Item 9.01	Financial Statements and Other Exhibits.

(d) Exhibits.

Number	Description

1.1	Underwriting Agreement, dated May 1, 2026, by and among Fulton Financial Corporation, Piper Sandler & Co. and J.P. Morgan Securities LLC
4.1	Indenture, dated November 17, 2014, between Fulton Financial Corporation and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.1 of the Fulton Financial Corporation Current Report on Form 8-K, filed November 17, 2014)
4.2	Fourth Supplemental Indenture, dated May 5, 2026, between Fulton Financial Corporation and Wilmington Trust, National Association, as trustee
4.3	Form of 5.950% Fixed-to-Floating Rate Subordinated Note due 2036 (included in Exhibit 4.2)
5.1	Opinion of Holland & Knight LLP
5.2	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
23.1	Consent of Holland & Knight LLP (included in Exhibit 5.1)
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.2)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fulton Financial Corporation
Date: May 5, 2026
	By:	/s/ Richard S. Kraemer
Richard S. Kraemer
Senior Executive Vice President and Chief Financial Officer